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                                                                 EXHIBIT 23.2

                             ACCOUNTANTS' CONSENT


The Board of Directors
First National Bancorp, and

The Board of Directors
FF Bancorp, Inc.:



     We consent to the use of our report dated January 27, 1995, relating to the Consolidated Financial Statements as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 of FF Bancorp, Inc. and to the use of our name under the caption of "Experts", both in the Form S-4 Registration Statement of First National Bancorp.


/s/ Hacker, Johnson, Cohen, & Grieb
HACKER, JOHNSON, COHEN & GRIEB


Tampa, Florida
April 12, 1995